ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Assignment") is made and entered into effective as of the 1st day of January, 2020, by and among NEXBANK SECURITIES, INC., a Delaware corporation d/b/a Nexbank Realty Advisors ("Assignor") and NEXVEST REALTY ADVISORS, LLC, a Delaware limited liability company ("Assignee").

WHEREAS, CP Tower Owner, LLC, a Delaware limited liability company ("Owner"), as owner, and Assignor, as manager, have executed that certain Property Management Agreement with an effective date of August 15, 2018 (the "Management Agreement"), relating to the office building located at 2177 N. Haskell Avenue, Dallas, Texas and known as CityPlace Tower (the "Property"), as more specifically described in the Management Agreement;

WHEREAS, Owner, as owner, and Assignor, as tenant, have executed that certain Office Lease Agreement with an effective date of January 1, 2019 (the "Lease"), for certain premises at the Property, as more specifically described in the Lease; and

WHEREAS, Assignor desires to assign its rights, title and interest in the Management Agreement and the Lease to Assignee and Assignee desires to assume the duties, obligations and liabilities of Assignor under the Management Agreement and the Lease.

NOW THEREFORE, the parties hereto, for and in consideration of the mutual covenants and agreement hereinafter set forth and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby agree as follows:

1. Transfer and Assignment. Assignor hereby transfers, assigns, sets over and conveys to Assignee all right, title and interest of Assignor in the Management Agreement and the Lease.

2. Assumption of Obligations. Assignee hereby assumes and agrees to observe and perform all of the obligations and duties of Assignor under the Management Agreement and the Lease from and after the date hereof, and Assignee covenants and agrees to indemnify, save and hold harmless Assignor from and against any and all loss, liability, claims or causes of action arising from or relating to the Management Agreement and the Lease arising from and after the date of this Assignment.

3. Governing Law. This Assignment shall be governed by and construed in accordance with the laws of the State of Texas.

4. Severability. In case any one or more of the provisions contained in this Assignment shall be held to be invalid, illegal or unenforceable in any respect, such validity, illegality or unenforceability shall not affect any other provisions hereof, and this Assignment shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

5. Counterparts. This Assignment may be executed in any number of counterparts, each of which shall be deemed an original, but all of such counterparts taken together shall constitute one and the same instrument.

6. Successors and Assigns. This Assignment and the terms and provisions hereof shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, personal representatives, successors and assigns whenever the context so requires or permits.

7. Entire Agreement. This Assignment, the Management Agreement and the Lease, as applicable, contain all of the agreements of the parties with respect to the subject matter of this Assignment, and no prior agreement, understanding or representation pertaining to any such matter shall be effective for any purpose. No provision of this Assignment may be amended or modified except by an agreement in writing signed by the parties hereto or their respective successors in interest.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be executed as of the date and year first above written.

ASSIGNOR:

NEXBANK SECURITIES, INC., a Delaware corporation

By: ______________________
Name: Stacy Hodges
Title: Director

ASSIGNEE:

NEXVEST REALTY ADVISORS, LLC, a Delaware limited liability company

By: ______________________
Name: S. Breault
Title: Managing Director

Approved By:

CP TOWER OWNER, LLC, a Delaware limited liability company

By: ______________________________
Name: ______________________________
Title: ______________________________